EXHIBIT 10.7

AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

by and between

SPT-MICHIGAN TRUST,
as Seller,

and

FIVE STAR QUALITY CARE-HOWELL, LLC,
as Purchaser

_________________

April 19, 2004

_________________

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TABLE OF CONTENTS
(continued)

Schedule A: Legal Description of Property

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AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

        THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT is made as of April 14, 2004, by and between SPT-MICHIGAN TRUST, a Maryland business trust (the “Seller”), and FIVE STAR QUALITY CARE-HOWELL, LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

        WHEREAS, the Seller is the owner of the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in Article 1); and

        WHEREAS, the Purchaser desires to purchase the Property, as more fully set forth below; and

        WHEREAS, the Seller and the Purchaser, among others, entered into that certain Purchase and Sale Agreement, dated as of July 23, 2003, with respect to the Property (the “Original Agreement”); and

        WHEREAS, the obligations of the Seller and the Purchaser under the Original Agreement have expired pursuant to the express terms of the Original Agreement; and

        WHEREAS,the Seller and the Purchaser have agreed to amend and restate the Original Agreement in order to reinstate the same and to correct certain scrivener’s errors in the identity of the Seller;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Agreement is hereby amended and restated to read as follows:

ARTICLE 1

DEFINITIONS

        Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

        1.1  “Affiliated Persons” shall have the meaning given such term in the Lease.

        1.2  “Agreement” shall mean this Amended and Restated Purchase and Sale Agreement, together with Schedule A attached hereto, as it and they may be amended from time to time as herein provided.

        1.3  “Assets” shall mean, collectively, all of the Real Property, the FF&E, the Improvements, the Tangible Personal Property, the Intangible Personal Property and the Tenant Leases owned by the Seller in connection with or relating to the Facility.

        1.4  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts authorized by law or executive action to close.

        1.5   “Closing” shall have the meaning given such term in Section 2.2.

        1.6   “Closing Date” shall have the meaning given such term in Section 2.2.

        1.7   “Facility” shall mean the skilled nursing and rehabilitation facility currently being operated on the Property.

        1.8  “FF&E” shall mean all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or description, owned by the Seller, used in the conduct of the Property or the Facility located thereon, and located on or in the Property or the Facility, and all modifications, replacements, alterations and additions to such personal property.

        1.9   “Five Star” shall mean Five Star Quality Care Trust, a Maryland business trust.

        1.10  “HUD Financing” shall mean a loan in the original principal amount of Five Million Fifteen Thousand Dollars ($5,015,000) to be obtained by the Purchaser from Love Funding Corporation, which loan is insured by the U.S. Department of Housing and Urban Development, to finance the Purchaser’s acquisition of the Property.

        1.11  “Improvements” shall mean all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to, the Real Property.

        1.12  “Intangible Personal Property” shall mean (i) all agreements, service contracts, equipment leases, booking agreements and other arrangements or agreements owned by the Seller affecting the ownership, repair, maintenance, management, leasing or operation of the Property, or the Facility located thereon, (ii) all books, records and files of the Seller relating to the leasing, maintenance, management or operation of the Property, or the Facility located thereon, or any portion thereof, (iii) all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, trade names and service marks owned by the Seller with respect to the Property, or the Facility located thereon, and (iv) all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to the Seller with respect to the Property, or the Facility located thereon.

        1.13  “Lease” shall mean the Amended and Restated Lease Agreement, dated as of March 1, 2004, by and among certain Affiliated Persons of Senior Housing Properties Trust, as landlord, and certain Affiliated Persons of Five Star, as tenant, as the same may have been, or hereafter be, amended, restated, supplemented or otherwise modified from time to time.

        1.14   “Original Agreement” shall have the meaning given such term in the recitals to this Agreement.

        1.15  “Permitted Encumbrances” shall mean all liens, encumbrances and other matters affecting title to the Property other than those created by the landlord under the Lease in violation of the terms thereof.

        1.16   “Property” shall mean, collectively, all of the Assets relating to the Real Property.

        1.17   “Purchase Price” shall mean Five Million Nine Hundred Thousand Dollars ($5,900,000).

        1.18   “Purchaser” shall have the meaning given such term in the first paragraph of this Agreement.

        1.19  “Real Property” shall mean the real property described in Schedule A, together with all easements, rights of way, privileges, licenses and appurtenances which the Seller may own with respect thereto.

        1.20   “Seller” shall have the meaning given such term in the first paragraph of this Agreement.

        1.21  “Tangible Personal Property” shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property owned by the Seller, of any kind or description, used in the conduct of the Facility and located on the Property, and all modifications, replacements, alterations and additions thereto.

        1.22  “Tenant Leases” shall mean all leases, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person to have rights with respect to the use or occupancy of any portion of the Property.

ARTICLE 2

PURCHASE AND SALE; CLOSING

        2.1  Purchase and Sale. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Purchaser, all of the Seller’s right, title and interest in and to the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

        2.2  Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan &Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m. local time, on a date (the “Closing Date”) which is the later to occur of (i) April 16, 2004, and (ii) the date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run. In the event that the Closing shall not have occurred on or before April 30, 2004, any party shall have the right, by the giving of written notice, to terminate this Agreement.

        2.3  Purchase Price. The Purchase Price for the Property shall be payable, subject to adjustment as provided in Article 7, by the Purchaser to or at the direction of the Seller at the Closing. The Purchase Price shall be payable in immediately available federal funds by wire transfer to an account or accounts to be designated by the Seller.

ARTICLE 3

CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

        The obligation of the Purchaser to acquire the Property on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of such Closing Date:

        3.1   Closing Documents. The Seller shall have delivered to the Purchaser:

        (a)     A good and sufficient warranty deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by the Seller, conveying good and marketable title to the Property, free from all liens and encumbrances other than the Permitted Encumbrances;

        (b)     A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller, with respect to all of the Seller’s right, title and interest in, to and under the FF&E, the Tangible Personal Property, the Intangible Personal Property and the Tenant Leases, with respect the Property;

        (c)     An amendment of lease, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller and Five Star, removing the Property from the Lease;

        (d)     Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the Seller; and

        (e)     Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser may reasonably require to effectuate the transactions contemplated by this Agreement.

        3.2   HUD Financing. The HUD Financing shall simultaneously close and fund.

ARTICLE 4

CONDITIONS TO SELLER’ OBLIGATION TO CLOSE

        The obligation of the Seller to convey the Property on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

        4.1   Purchase Price. The Purchaser shall deliver to the Seller the Purchase Price as provided in Section 2.3.

        4.2   Closing Documents. The Purchaser shall have delivered to the Seller:

        (a)   Duly executed and acknowledged counterparts of the documents described in Section 3.1, where applicable;

        (b)   Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser; and

        (c)   Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Seller may reasonably require to effectuate the transactions contemplated by this Agreement.

        4.3   HUD Financing. The HUD Financing shall simultaneously close and fund.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SELLER

        To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as follows:

        5.1   Status and Authority of the Seller. The Seller is a business trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Seller has duly qualified and is in good standing as a trust in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do so could not reasonably be expected to have a material adverse effect.

        5.2  Action of the Seller. The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by it on or prior to the Closing Date, such document shall constitute its valid and binding obligation and agreement, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

        5.3   No Violations of Agreements. Neither the execution, delivery or performance of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Seller’s property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which it is bound.

        5.4  Litigation. The Seller has not received written notice of and, to the Seller’ knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of the Seller’s property, (c) will result in or subject the Seller’s property to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of the Seller’s property.

        5.5   Not A Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

        The representations and warranties made in this Agreement by the Seller are made as of the date hereof and shall be deemed remade by the Seller as of the Closing Date with the same force and effect as if made on, and as of, such date.

        Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of the Property, and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing. The Purchaser further acknowledges that it has not received from or on behalf of the Seller any accounting, tax, legal, architectural, engineering, management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, management and other advisors. The Purchaser shall purchase the Property in its “as is” condition on the Closing Date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        To induce the Seller to enter in this Agreement, the Purchaser represents and warrants to the Seller as follows:

        6.1   Status and Authority of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

        6.2   Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

        6.3   No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

        6.4  Litigation. No investigation, action or proceeding is pending and, to the Purchaser’s knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

        The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date.

ARTICLE 7

APPORTIONMENTS

        7.1  Real Property Apportionments. Representatives of the Purchaser and the Seller shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature and taking into account the applicable provisions of the Lease. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Purchaser and the Seller at or prior to the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after the Closing Date, based upon an agreed accounting performed by representatives of the Seller and the Purchaser.

        7.2   Closing Costs. The Purchaser shall pay all costs and expenses associated with the transactions contemplated hereby, including, without limitation, recording costs, title insurance premiums, the costs and expenses of preparing engineering and environmental reports, market studies and appraisals and the reasonable costs and expenses of legal counsel retained by the Purchaser.

        The obligations of the parties under this Article 7 shall survive the Closing.

ARTICLE 8

Default

        8.1  Default by the Seller. If the Seller shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by the Seller and such failure continues for a period of five (5) days after notice thereof from the Purchaser, the Purchaser may, as its sole remedy, either (x) terminate this Agreement, or (y) pursue a suit for specific performance.

        8.2   Default by the Purchaser. If the Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of five (5) days after notice thereof from the Seller, or if the Purchaser shall default in its obligations under the Lease and such default shall continue beyond the expiration of any applicable cure period, the Seller may, as its sole and exclusive remedy at law and in equity, terminate this Agreement.

ARTICLE 9

MISCELLANEOUS

        9.1   Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. The Purchaser shall be solely responsible for and shall indemnify and hold harmless the Seller and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent other than such loss, liability or expense arising from the Purchaser’s breach of its representation made in this Section 9.1. The provisions of this Section 9.1 shall survive the Closing and any termination of this Agreement.

        9.2  Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or unless such action is taken based on advice of counsel given in good faith. No party, or its employees shall trade in the securities of any parent or affiliate of the Seller or of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof, except as required by law or unless such action is taken based on advice of counsel given in good faith.

        9.3  Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

        (b)     All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

        (c)     All such notices shall be addressed,

        if to the Seller to:

c/o Senior Housing Properties Trust 400 Centre Street

Newton, Massachusetts 02458 Attn: Mr. David J. Hegarty [Telecopier No. (617) 796-8349]

      If to the Purchaser, to:

c/o Five Star Quality Care, Inc. 400 Centre Street Newton, Massachusetts 02458 Attn: Mr. Evrett W. Benton [Telecopier No. (617) 796-8349]

        (d)        By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

        9.4  Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

        9.5   Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

        9.6  Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

        9.7   Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

        9.8  Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State of Michigan shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to the Property.

        To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

        9.9  Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

        9.10  Attorneys’Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

        9.11  Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

SPT-MICHIGAN TRUST, a Maryland business trust

By: /s/ John R. Hoadley
       John R. Hoadley
       Treasurer

PURCHASER:

FIVE STAR QUALITY CARE - HOWELL, LLC,
a Delaware limited liability company

By: /s/ Rosemary Esposito, R.N.
       Rosemary Esposito, R.N.
Authorized Agent

OMITTED SCHEDULE

SCHEDULE NUMBER	TITLE
A	Legal Description of Property

The Registrant agrees to furnish supplementally a copy of the foregoing omitted schedule to the Securities and Exchange Commission upon request.